AMENDMENT NO. 1 TO

LEASE AND OPTION TO PURCHASE DATED MARCH 11 2010

THIS AMENDMENT NO. 1 to Lease and Option Agreement dated March 11, 2010, (“Lease Option”) is made effective this 28th day of November, 2012 by and between ATHENA MINERALS, INC, a Delaware corporation (“Lessee”) and its parent corporation, ATHENA SILVER CORPORATION, a Delaware corporation (“Athena Silver”), and BRUCE D. STRACHAN AND ELIZABETH K. STRACHAN, as Trustees under the Bruce and Elizabeth Strachan Revocable Living Trust dated July 25, 2007 (“Lessor”).

WITNESSETH:

WHEREAS,  Lessor and Lessee executed and delivered the Lease Option covering property and mining interests described therein (the “Langtry Project”) and desire to amend and modify the Lease Option as provided for hereinbelow.

WHEREAS, all parties hereto agree that there exists no Event of Default under the Lease Option and Lessor is willing to amend the Lease Option in the particulars set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained the parties agree as follows:

1.

Unless otherwise defined herein, all capitalized terms shall have the meanings set forth in the Lease Option.  References to paragraph designations shall refer to designated provisions of the Lease Option as they currently exist.

2.

Lessor acknowledges and agrees that all rents required to be paid by Lessee to Lessor under the Lease Option have been paid through March 15, 2012.  Lessor further acknowledges and agrees that it has received from Athena Silver all shares of Athena Silver common stock to which Lessor is entitled by virture of Paragraphs 3 and 5 of the Lease Option (hereafter collectively referred to as the “Anti-Dilution Shares”) through March 15, 2012.

3.

On or before November 30, 2012,  Athena Silver will issue to Lessor an aggregate of (i) 1.0 million shares of common stock plus (ii) all additional “Anti-Dilution Shares” to which Lessor is entitled by virtue of Paragraphs 3 and 5 of the Lease Option up to the date of this Agreement. Further, on or before February 15, 2013, Athena Silver will issue to Lessor an additional 1.0 million shares of Athena Silver common stock.  The issuances of Athena Silver common stock provided for in this Paragraph 3 shall collectively be referred to as the “Equity Consideration”.  For purposes of federal income tax, the parties agree that in view of the fact that the Equity Consideration is restricted securities under federal securities laws and the fact that the public trading market for the shares of Athena Silver common stock is volatile and highly illiquid, the fact that Athena Silver has generated no revenues, is in the development stage and has a negative net worth, that the fair market value of the shares included in the Equity Consideration as of the date of this Agreement is $0.15 per share.  The parties acknowledge and agree that this valuation shall not be binding for accounting purposes. The President of Athena Silver Corp. and/or the Corporate Counsel for Athena Silver Corp. shall provide Corporate Stock Transfer, Inc., Athena Silver’s Stock Transfer Agent, a Cost Basis Report

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Lessee’s Initials  Lessor’s Initials

under the Emergency Ecomonic Stabilization Act of 2008 in connection with the November 30, 2012 share issuance and, provided there has not occurred a material change in the public trading market for the common stock or financial condition or business prospects of Athena Silver, the February 15, 2013 share issuance provided for in this paragraph stating the cost of the shares so issued is $0.15 per share. The Lessor shall be provided a legible copy of the Cost Basis Reports concurrently with them being delivered to the Stock Transfer Agent; i.e., on or before November 30, 2012 with respect to the first tranche due November 30, 2012; and on or before February 15, 2013 with respect to the second tranche due on or before February 15, 2013.  In consideration of the covenants and agreements contained in the Lease Option and this Amendment No. 1 thereto, including, without limitation, the agreement to issue the Equity Consideration to Lessor,  Lessor agrees for itself, its administrators, successors and assigns, hereby agrees that for the period of time commencing on the date hereof and ending one year from the date hereof (the “Lock-Up Period”) not to:

(i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any shares of the Company's Common Stock or other capital stock (collectively, "capital stock") or any securities convertible into or exercisable or exchangeable for Common Stock or other capital stock, whether now owned or hereafter acquired by the Lessor or with respect to which the Lessor has or hereafter acquires the power of disposition, or

(ii) enter into any swap or other agreement, arrangement, hedge or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequence of ownership of any Common Stock or other capital stock or any securities convertible into or exercisable or exchangeable for any Common Stock or other capital stock, whether any transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock, other capital stock, other securities, in cash or otherwise, or publicly announce any intention to do any of the foregoing.

4.

Lessee agrees to pay Lessor the following amounts on or before the stated dates:

Amount

Date

$125,000

November 30, 2012

$125,000

February 15, 2013

$250,000

January 15, 2014

$500,000

January 15, 2015

$1.0 million

January 15, 2016

The payments provided for in this Paragraph 4 shall collectively be preferred to as the “Cash Consideration”.

5.

Should the payment of any installment of the Equity or Cash Consideration be delinquent by more than ten days after written notice from Lessor, Lessee shall be obligated to pay a penalty of 10% of the delinquent amount. Should any installment payment of Equity or Cash Consideration be delinquent by more than 30 days after written notice from Lessor, then the provisions of this Amendment may be deemed terminated, null and void, at the option of Lessor;

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whereupon the original provisions of the Lease Option that were modified by the provisions of this Amendment shall be reinstated, ab initio.

6.

Upon the payment in full by Athena Silver to Lessor of the full Equity Consideration and the full Cash Consideration installments due November 30, 2012 and February 15, 2013, Lessor’s entitlement to the Anti-Dilution Shares under Paragraphs 3 and 5 of the Lease Option shall be terminated, null and void.

7.

Upon the payment in full by Lessee to Lessor of the Cash Consideration and payment in full of the Equity Consideration provided for in Paragraphs 3 and 4 of this Amendment No. 1, Lessor’s entitlement pursuant to Paragraph 4 of the Lease Option to the Gross Royalty on Production shall be terminated, null and void.  Notwithstanding the foregoing, in the event Lessee fails to pay Lessor the full Equity Consideration and/or Cash Consideration, Lessor’s 3.0% Gross Royalty on Production provided for in Paragraph 4 of the Lease Option shall continue but shall be reduced by a percentage, the numerator of which is the total Cash and Equity Consideration actually paid by Lessee to Lessor (with the total Equity Consideration valued at $300,000, or $0.15 per share of common stock), and the denominator of which is $2.3 million.  For the purposes of the Lease Option and this Amendment, Gross Royalty on Silver Production shall be defined as the specified percentage of net smelter returns with no deduction for transport of concentrates or dore bars and no deduction for milling or other processing of the ore prior to transport to the smelter.  Net Smelter Returns is defined as the actual cash payment received by the Lessee from the smelter.  Gross Royalty on all other products produced from the 20 patented claims included in the Langtry Project shall be defined as the specified percentage of the actual sales price without deduction for transportation of the products to the buyer and without deduction for milling and other processing by Lessee prior to shipment of the product.

8.

Lessee’s obligation to pay rent to Lessor under Paragraphs 7, 8 and 9 of the Lease Option shall continue in full force and effect and shall be unmodified by this Amendment.

9.

The annual rent payments due to Lessor on March 15, 2016, March 15, 2017, March 15, 2018, March 15, 2019 and March 15, 2020 shall be capped at $100,000 for each payment until “Commercial Silver Production” has commenced at any time prior to March 15, 2020. For the purposes of this Amendment, “Commercial Silver Production” shall mean when Lessee has achieved a cumulative production of at least 100,000 troy ounces of silver from the Langry Project. Notwithstanding the foregoing, the $100,000 annual cap on rent payments shall apply and the Lessee shall not be obligated to make payments in accordance with the payment schedule specified in Paragraph 10 of the Lease Option for any years through March 15, 2020 unless “Commercial Silver Production” has been achieved prior to March 15, 2020.

10.

Paragraphs 11 and 12 of the Lease Option shall remain in full force and effect; provided, however, that Lessee shall have the right to eliminate the silver price link to rent on March 15th of any year through March 15, 2026 as contained in the phrase “or the current price of 15,000 troy ounces of silver (whichever is higher)” in Paragraph 11 and the phrase “or the current price of 20,000 troy ounces of silver (whichever is highter)” in Paragraph 12 (a) by making a one time payment to Lessor in amount equal to 25,000 troy ounces of silver (the “Silver Price Link Payment”) based upon the average of the London Silver Fix on the calendar month immediately preceding the Silver Price Link Payment, at any time during the eleven year period beginning March 15, 2015 and

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Lessee’s Initials  Lessor’s Initials

ending March 15, 2026.  Notwithstanding the foregoing, the elimination of the silver price link to rent shall terminate upon Lessee achieving Commercial Silver Production on the Langtry Project.

11.

Lessor hereby grants to Lessee an option to extend the term of the Lease Option for an additional five (5) years, or until March 15, 2035, upon the same terms and conditions as provided in Paragraph 12 of the Lease Option. and thereafter, the Lease Option shall continue in full force and effect on the same terms and conditions set forth in Paragraph 12 of the Lease Option for so long as there is Commercial Silver Production on the Langtry Project.

12.

Paragraph 15 of the Lease Option shall remain in full force and effect, subject to the following modification:  provided that Lessee has paid to Lessor the portions of the Cash and Equity Considerations due on or before November 30, 2012 and February 15, 2013 and all payments due to the Lessor under the terms of the Lease Option,  for the period beginning January 15, 2013 and ending March 15, 2015,  Lessee shall have the right upon 30 days’ written notice to Lessor to purchase fee simple title to the 20 patented mining claims comprising the Langtry Project in consideration of a one time cash payment in the amount of $10 million plus all transaction costs as specified in Paragraph 18 of the Lease Option.

13.

Athena Silver will honor all properly documented requests from Lessor that the restrictive legend be removed from certificates representing shares of Athena Silver common stock issued to Lessor pursuant to the Lease Option and this Amendment under applicable provisions of Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”). Athena Silver will exercise commercially reasonable efforts to instruct its transfer agent, Corporate Stock Transfer, Inc., to cancel and reissue certificates without restrictive legend representing all shares of Athena Silver common stock owned by Lessor which are qualified for resale without restriction under Rule 144.  Athena Silver shall not be responsible for any delay or failure on the part of the transfer agent to remove any restrictive legend for any reason beyond the control of Athena Silver.

14.

This Amendment may not be construed to amend the Lease Agreement in any way except as expressly set forth herein.

15.

The parties hereby confirm that the Lease Option, as amended by this Amendment No. 1, is in full force and effect.  In the event of any conflict or inconsistency between the provisions of this Amendment and the provisions of the Lease Option, the provisions of this Amendment shall control.

16.

In the event that one or more of the following items are 30 days past due this Amendment No. 1 shall be deemed to be breached and the Lessor shall have the option to cancel and terminate this Amendment No. 1.

A.

Each and every cash payment specified in this Amendment No. 1.

B.

Delivery to the Lessor of stock certificates in the name of the Strachan Trust for all shares of Athena Silver Corporation specified in this Amendment No. 1.

C.

Each and every cash payment specified in the Lease Option except those payments modified by this Amendment No. 1.

17.

The following items shall be delivered to the Lessor prior to November 30, 2012:

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Lessee’s Initials  Lessor’s Initials

A.

Delivery to the Lessor of a legible copy of the Corporate Resolution which authorizes this Amendment No. 1.

B.

Delivery to the Lessor of a legible, signed copy of this Amendment No. 1 signed by an officer of Athena Minerals Inc. who is authorized to sign this Amendment No. 1.

18.

The following items shall be delivered to the Lessor:

A.

Delivery to the Lessor of a legible, signed copy of the Cost Basis Reports to the Stock Transfer Agent described in Paragraph #3 of this Amendment No. 1 on or before the respective due dates of issue, to wit:  November 30, 2012 and February 15, 2013.

B.

Delivery to the Lessor of a legible, signed copy of the written instructions to the Stock Transfer Agent described in Paragraph #13 of this Amendment No. 1 within five (5) business days of receipt of Lessor’s properly documented request for legend removal.

IN WITNESS WHEREOF, the parties have signed this Amendment the date and year first above written.

ATHENA SILVER CORPORATION

ATHENA MINERALS, INC.

By:

/s/ John C. Power

By:

/s/ John C. Power

Name:

JOHN C. POWER

Name:  JOHN C. POWER

Title:    PRESIDENT

Title:  PRESIDENT

BRUCE AND ELIZABETH STRACHAN REVOVABLE LIVING TRUST DATED JULY 25, 2007

By:

/s/ Bruce D. Strachan

By:

/s/ Elizabeth K. Strachan

Bruce D. Strachan, Trustee

Elizabeth K. Strachan, Trustee

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